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EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 3 to Form S-4 of RFS Partnership, L.P. of the following:

  (1)
  our report dated February 7, 2002, except for note 10 as to which the date is February 26, 2002, relating to the financial statements of RFS Hotel Investors, Inc. which appears in the RFS Hotel Investors, Inc. Annual Report on Form 10-K for the year ended December 31, 2001;

  (2)
  our report dated February 7, 2002, relating to the financial statement schedule of RFS Hotel Investors, Inc. which appears in the RFS Hotel Investors, Inc. Annual Report on Form 10-K for the year ended December 31, 2001; and

  (3)
  our report dated February 7, 2002, relating to the financial statements of RFS Hotel Investors, Inc., which appears in the RFS Hotel Investors, Inc. Current Report on Form 8-K dated February 8, 2002.

        We hereby consent to the use in this Registration Statement on Amendment No. 3 to Form S-4 of RFS Partnership, L.P. of the following:

  (1)
  our report dated February 7, 2002 except for note 10, as to which the date is February 26, 2002, relating to the financial statements of RFS Hotel Investors, Inc.;

  (2)
  our report dated February 7, 2002, except for note 11, as to which the date is February 26, 2002, relating to the financial statements of RFS Partnership, L.P.; and

  (3)
  our report dated February 7, 2002, relating to the financial statement schedule of RFS Partnership, L.P.

        We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Dallas, TX May 14, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS